Exhibit 99.1

Benihana Inc. Reports Total Restaurant Sales and Comparable Restaurant Sales Results for the First Four-Week Period of the First Fiscal Quarter 2012

MIAMI--(BUSINESS WIRE)--April 29, 2011--Benihana Inc. (NASDAQ GS: BNHN, BNHNA), operator of the nation’s largest chain of Japanese theme and sushi restaurants, today reported total restaurant sales and comparable restaurant sales for the first four-week period (March 28, 2011 – April 24, 2011) of the first fiscal quarter 2012.

For the first four-week period, both total restaurant sales and Company-wide comparable restaurant sales increased 5.8% to $26.7 million from $25.3 million, representing the fifteenth consecutive period of comparable restaurant sales growth. By concept, comparable restaurant sales increased 9.0% at Benihana Teppanyaki (including 8.7% traffic growth) and 2.2% at RA Sushi, but decreased 5.3% at Haru.

Benihana Teppanyaki represented approximately 67% of total restaurant sales, while RA Sushi and Haru accounted for 24% and 9% of total restaurant sales, respectively. There were 388 store-operating weeks in the first four-week periods of both fiscal quarters.

Richard C. Stockinger, Chairman, Chief Executive Officer and President, said, “Fiscal 2012 got off to a strong start, as marketing and promotional activities related to the Renewal Program proved effective in generating robust comparable sales primarily driven by guest traffic gains at Benihana Teppanyaki. RA Sushi also continued its track record of comparable sales growth, and has now generated positive results for five consecutive periods. Softness in Haru’s top line, however, was due to relatively cold weather in April that negatively impacted patio seating at six restaurants with construction scaffolding outside of two of those locations further impeding guest traffic. With warmer May weather nearly upon us, we are hopeful that guests will begin to feel more comfortable dining on our patios and thereby contribute to improving Haru’s sales trends.”

About Benihana

Headquartered in Miami, Benihana Inc. (NASDAQ GS: BNHN, BNHNA) is the nation's leading operator of Japanese theme and sushi restaurants with 97 restaurants nationwide, including 63 Benihana restaurants, nine Haru sushi restaurants, and 25 RA Sushi restaurants. In addition, 20 franchised Benihana restaurants are operating in the United States, Latin America and the Caribbean. To learn more about Benihana Inc. and its three restaurant concepts, please view the corporate video at www.benihana.com/about/video.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of the Benihana, including, without limitation: risks related to Benihana’s business strategy, including the Renewal Program and marketing programs; risks related to Benihana’s ability to operate successfully in the current challenging economic environment; risks related to Benihana’s efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana’s filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

CONTACT:
ICR
Raphael Gross, 203-682-8253